The Cash Management Trust of America
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$352,008
Class B	$4,541
Class C	$3,263
Class F	$800
Total	$360,612
Class 529-A	$6,533
Class 529-B	$98
Class 529-C	$384
Class 529-E	$341
Class 529-F	$195
Class R-1	$564
Class R-2	$17,758
Class R-3	$13221
Class R-4	$6,248
Class R-5	$5,174
Total	$50,516

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0418
Class B	$0.0338
Class C	$0.0321
Class F	$0.0398
Class 529-A	$0.0404
Class 529-B	$0.0322
Class 529-C	$0.0313
Class 529-E	$0.0364
Class 529-F	$0.0414
Class R-1	$0.0322
Class R-2	$0.0324
Class R-3	$0.0363
Class R-4	$0.0400
Class R-5	$0.0429

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	9,353,241
Class B	158,033
Class C	133,209
Class F	22,182
Total	9,666,665
Class 529-A	183,360
Class 529-B	4,641
Class 529-C	16,913
Class 529-E	10,921
Class 529-F	5,590
Class R-1	17,314
Class R-2	608,533
Class R-3	441,795
Class R-4	174,810
Class R-5	146,425
Total	1,610,302

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00